Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER

THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an Application to Determine Eligibility of

a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

31-0841368

I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Richard Prokosch

U.S. Bank National Association

60 Livingston Avenue

St. Paul, MN 55107

(651) 495-3918

(Name, address and telephone number of agent for service)

Spectrum Brands, Inc.

(Issuer with respect to the Securities)

Wisconsin	22-2423556
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Six Concourse Parkway, Suite 3300 Atlanta, Georgia	30328
(Address of Principal Executive Offices)	(Zip Code)

12% Senior Subordinated Toggle Notes due 2019

(Title of the Indenture Securities)

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.

a) Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

b) Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Item 3.	Item 3 is not applicable to the best of the Trustee’s knowledge.

Item 4.	TRUSTEESHIPS UNDER OTHER INDENTURES. If the Trustee is a trustee under another indenture under which any other securities, of certificate or interest or participation in any other securities, of the obligor are outstanding, furnish the following:

(a) Title of the Securities outstanding under each such other indenture; and

U.S. Bank National Association (“U.S. Bank”) serves as indenture trustee for the: (i) 8 -1/2% Senior Subordinated Notes Due 2013 (the “8-1/2% Notes”) issued pursuant to that certain indenture dated September 30, 2003; (ii) the 7-3/8% Senior Subordinated Notes due 2015 (the “7-3/8% Notes” ) issued pursuant to that certain Indenture dated February 7, 2005; and (iii) the Company’s Variable Rate Toggle Senior Subordinated Notes due 2013 issued pursuant to that certain Indenture dated March 30, 2007 (the “Variable Rate Notes”) (Collectively, the 8-1/2% Notes, the 7 3/8% Notes and the Variable Rate Notes shall be referred to hereinafter as the “Spectrum Notes”).

(b) A brief statement of the facts relied upon as a basis for the claim that no conflicting interest within the meaning of Section 310(b)(1) of the Act arises as a result of the trusteeship under any such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indenture.

First, all of the Spectrum Notes are pari passu in right of payment. Second, all of the Spectrum Notes will be cancelled pursuant to a plan of reorganization (the “Plan”) under Chapter 11 of the Bankruptcy Code prior to the issuance of the 12% Senior Subordinated Toggle Notes due 2019 (the “New Notes”) to which this Form T-1 applies.

Items 5-15.	Items 5-15 are not applicable to the best of the Trustee’s knowledge.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business.*

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

4.	A copy of the existing bylaws of the Trustee.**

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	Report of Condition of the Trustee as of December 31, 2008 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

* Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.

** Incorporated by reference to Exhibit 25.1 to registration statement on S-4, Registration Number 333-145601 filed on August 21, 2007.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of St. Paul, State of Minnesota on the 22nd of April, 2009.

By:	/s/ Richard Prokosch
Richard Prokosch Vice President

By:	/s/ Raymond Haverstock
Raymond Haverstock Vice President

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: April 22, 2009

By:	/s/ Richard Prokosch
Richard Prokosch Vice President

By:	/s/ Raymond Haverstock
Raymond Haverstock Vice President

Exhibit 7

U.S. Bank National Association

Statement of Financial Condition

As of 12/31/2008

($000’s)

12/31/2008
Assets
Cash and Balances Due From Depository Institutions	$8,077,564
Securities	37,455,111
Federal Funds	3,290,350
Loans & Lease Financing Receivables	180,437,040
Fixed Assets	4,522,546
Intangible Assets	12,495,040
Other Assets	15,497,940

Total Assets	$261,775,591

Liabilities
Deposits	$171,980,048
Fed Funds	11,861,941
Treasury Demand Notes	0
Trading Liabilities	1,919,265
Other Borrowed Money	39,187,106
Acceptances	0
Subordinated Notes and Debentures	7,329,967
Other Liabilities	6,647,510

Total Liabilities	$238,925,837

Equity
Minority Interest in Subsidiaries	$1,664,422
Common and Preferred Stock	18,200
Surplus	12,597,620
Undivided Profits	8,569,512

Total Equity Capital	$22,849,754

Total Liabilities and Equity Capital	$261,775,591

To the best of the undersigned’s determination, as of the date hereof, the above financial information is true and correct.

U.S. Bank National Association

By:	/s/ Richard Prokosch
Vice President

Date: April 22, 2009